Exhibit 99.1

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	October 31, 2019 Contact: Marshall Dodson 713-651-4403

FOR IMMEDIATE RELEASE

Key Energy Services Announces Strategic Review of Capital Structure; Enters Into Forbearance Agreements with Term Loan and ABL Lenders

HOUSTON, October 31, 2019 – Key Energy Services, Inc. (“Key” or the “Company”) (NYSE: KEG) announced today that it has engaged Moelis & Company LLC as its financial advisor and Sullivan & Cromwell LLP as its legal advisor to assist the Company in analyzing various strategic alternatives to address its capital structure and to position the Company for future success.

In connection with this strategic review, the Company elected not to make a scheduled interest payment due October 18, 2019 under the Term Loan and Security Agreement, dated as of December 15, 2016 (the “Term Loan Agreement”), by and among Key, Cortland Products Corp., as agent, and the lenders party thereto (the “Term Loan Lenders”) relating to the Company’s senior secured term loan. The Company’s failure to make the October interest payment resulted in a default under the Term Loan Agreement and a cross default under the Loan and Security Agreement, dated as of April 5, 2019 (as further amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”) by and among Key, as borrower, the Lenders party thereto (the “ABL Lenders” and, collectively with the Term Loan Lenders, the “Lenders”) and Bank of America, N.A. as Administrative Agent and Sole Collateral Agent (such defaults, the “Specified Defaults”).

On October 29, 2019, the Company entered into forbearance agreements with Term Loan Lenders collectively holding over 99.5% of the principal amount of the outstanding term loans (the “Term Loan Forbearance Agreement”) and all of the ABL Lenders (the “ABL Forbearance Agreement” and, collectively, the “Forbearance Agreements”). Pursuant to the Forbearance Agreements, the Lenders party thereto have agreed that, until the earlier of December 6, 2019 or the occurrence of certain specified early termination events, such Lenders will forbear from exercising any default-related rights and remedies with respect to the Specified Defaults. The Forbearance Agreements contain certain representations and warranties of the Company and covenants with which the Company must comply during the forbearance period, including a requirement to maintain aggregate bank and book cash balances of at least $10,000,000 as measured on a weekly basis. The failure to comply with such covenants, among other things, would result in the early termination of the forbearance period.

The Company is in active discussions with the Lenders regarding the Company’s capital structure and the potential to reduce its debt level in light of challenging market conditions.

As part of its strategic review, the Company has determined to focus its operations on the Company’s core areas of operations and exit certain low margin markets. The Company believes that this will allow reductions in its cost structure and improvements in its operating cash flow, in addition to generating future capital expenditure savings. The Company otherwise intends to continue to operate in the ordinary course of business in respect of its core markets while

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010

discussions with its Lenders take place, providing the same high level of quality service and responsiveness that its customers, vendors and business partners have come to expect. The Company expects that the conclusion of its negotiations with the Lenders will not result in an impairment of amounts owed to its trade vendors or a change of its ordinary course operations in its core markets, including with its employees in those markets.

Rob Saltiel, President and Chief Executive Officer, stated, “Addressing our capital structure is a top priority for Key, and our management and Board are working constructively with our Lenders to reach a good outcome for our Company. As we explore various strategic alternatives, we remain focused on providing our customers with the same high level of safety and service quality to which they are accustomed. While the outlook for North American oilfield services remains challenging, we believe that the conclusion of this process will position Key for future success.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements, including statements relating to Key’s review of its capital structure. These forward-looking statements are based on Key’s current expectations, estimates and projections and its management’s beliefs and assumptions concerning future events and financial trends affecting its financial condition and results of operations. In some cases, you can identify these statements by terminology such as “may,” “will,” “should,” “predicts,” “expects,” “believes,” “anticipates,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements. In evaluating those statements, you should carefully consider the information above as well as the risks outlined in “Item 1A. Risk Factors,” in Key’s Annual Report on Form 10-K for the year ended December 31, 2018 and in other reports Key files with the Securities and Exchange Commission.

Key undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release except as required by law. All of Key’s written and oral forward-looking statements are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.

Important factors that may affect Key’s expectations, estimates or projections include, but are not limited to, the following: the structure and timing of any financial, transactional, or other strategic alternative and whether any such financial, transactional, or other strategic alternative will be completed; Key’s ability to adjust its debt levels; Key’s ability to achieve the benefits of the cost efficiency and cash flow growth initiatives; conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies; volatility in oil and natural gas prices; Key’s ability to implement price increases or maintain pricing on its core services; risks that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed in its businesses; industry capacity; asset impairments or other charges; the periodic low demand for Key’s services and resulting operating losses and negative cash flows; Key’s highly competitive industry as well as operating risks, which are primarily self-insured, and the possibility that its insurance may not be adequate to cover all of its losses or liabilities; significant costs and potential liabilities resulting from compliance with applicable laws, including those resulting from environmental, health and safety laws and regulations, specifically those relating to hydraulic fracturing, as well as climate change legislation or initiatives; Key’s historically high employee turnover rate and its ability to replace or add workers, including executive officers and skilled workers; Key’s ability to incur debt or long-term lease obligations; Key’s ability to implement technological developments and enhancements; severe

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010

weather impacts on Key’s business, including hurricane activity; Key’s ability to successfully identify, make and integrate acquisitions and its ability to finance future growth of its operations or future acquisitions; Key’s ability to achieve the benefits expected from disposition transactions; the loss of one or more of Key’s larger customers; Key’s ability to generate sufficient cash flow to meet debt service obligations; the amount of Key’s debt and the limitations imposed by the covenants in the agreements governing its debt, including its ability to comply with covenants under its current debt agreements; an increase in Key’s debt service obligations due to variable rate indebtedness; Key’s inability to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and its inaccurate assessment of future activity levels, customer demand, and pricing stability which may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); Key’s ability to respond to changing or declining market conditions, including Key’s ability to reduce the costs of labor, fuel, equipment and supplies employed and used in its businesses; Key’s ability to maintain sufficient liquidity; the adverse impact of litigation; and other factors affecting Key’s business described in “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2018, and other reports Key files with the Securities and Exchange Commission.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States.

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